UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

July 25, 2005
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)    On July 25, 2005, the Audit Committee of the Board of Directors of Griffin Land & Nurseries, Inc. ("Griffin") determined to restate its previously issued consolidated financial statements for the fiscal years ended November 29, 2003 and November 27, 2004 and the thirteen weeks ended February 26, 2005, and accordingly, such financial statements should no longer be relied upon. Griffin has discussed this matter with PricewaterhouseCoopers LLP, its independent registered public accountants.

The restatement pertains to an increase in depreciation and amortization expense related to two of Griffin’s office buildings in Windsor, Connecticut. Griffin acquired 70% of a joint venture that owned the buildings in fiscal 2003. Griffin had previously held the other 30% interest in the joint venture. As part of its review of the effect of a lease termination, Griffin determined that, in connection with the acquisition, an error was made in the classification of a portion of the purchase price as real estate held for sale or lease rather than intangible assets related to in place leases and tenant relationships at the time of the acquisition. Griffin expects that the restatement will result in an increase in non-cash charges because of the shorter time period over which the intangible assets would be amortized as compared to the depreciable lives of the real estate assets. The magnitude of the change could be material in certain interim periods and with respect to Griffin's real estate segment on a stand-alone basis. However, Griffin estimates that the effect of the change in non-cash charges on the net income (loss) of Griffin as a whole would not exceed $0.05 per share in any fiscal year. Griffin is also evaluating the implications of this matter regarding its internal control over financial reporting.

Griffin has not completed its preparation of restated consolidated financial statements, including the revised purchase price allocation in connection with the acquisition, and such restated financial statements have not been audited. Accordingly, the effects of the item noted above on such consolidated financial statements is preliminary and subject to change. Griffin expects to include restated consolidated financial statements for the fiscal years ended November 29, 2003 and November 27, 2004 in Form 10K/A for the fiscal year ended November 27, 2004 and include restated consolidated financial statements for the thirteen weeks ended February 26, 2005 in Form 10Q/A for the thirteen weeks ended February 26, 2005. Griffin expects to complete the restatements and file the amended reports within the next thirty days, however, there can be no assurance that Griffin will complete and file the amended reports within this time frame.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: July 26, 2005